FUND PARTICIPATION AGREEMENT


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                                TABLE OF CONTENTS


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
ARTICLE I.           Sale of Fund Shares......................................................

ARTICLE II.          Representations and Warranties...........................................

ARTICLE III.         Prospectuses and Proxy Statements; Voting................................

ARTICLE IV.          Sales Material and Information...........................................

ARTICLE V.           Fees and Expenses........................................................

ARTICLE VI.          Diversification and Qualification........................................

ARTICLE VII.         Potential Conflicts and Compliance With
                     Mixed and Shared Funding Exemptive Order ................................

ARTICLE VIII.        Indemnification .........................................................

ARTICLE IX.          Applicable Law...........................................................

ARTICLE X.           Termination..............................................................

ARTICLE XI.          Notices..................................................................

ARTICLE XII.         Miscellaneous............................................................

SCHEDULE A           Designated Portfolios....................................................

SCHEDULE B           Reports per Section 6.6..................................................

SCHEDULE C           Expenses.................................................................

SCHEDULE D           Administrative Services..................................................


SCHEDULE E           Market Timing and Excessive Trading Procedures...........................
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                          FUND PARTICIPATION AGREEMENT


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                                      Among

                   GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

            SCUDDER VARIABLE SERIES I, SCUDDER VARIABLE SERIES II and
                         SCUDDER INVESTMENTS VIT FUNDS,

                DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC. and
                        DEUTSCHE ASSET MANAGEMENT, INC.,

                                       and

                           SCUDDER DISTRIBUTORS, INC.



        THIS AGREEMENT, made and entered into as of this ____ day of March, 2005 by and among GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY (hereinafter "GWL&A"), a Colorado life insurance company, on its own behalf and on behalf of its Separate Account COLI VUL 2 Series Account (the "Account"); SCUDDER VARIABLE SERIES I, SCUDDER VARIABLE SERIES II and SCUDDER INVESTMENTS VIT FUNDS (individually, a "Fund"), each a Massachusetts business trust created under a Declaration of Trust, as amended; DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC. and DEUTSCHE ASSET MANAGEMENT, INC., each a Delaware corporation (collectively, the "Adviser"); and SCUDDER DISTRIBUTORS, INC., a corporation organized under the laws of Delaware (hereinafter the "Distributor"). The parties agree that a single document is being used for ease of administration and that this Agreement shall be treated as if it were a separate agreement with respect to each Fund, and each series thereof, that is a party hereto, severally and not jointly, as if such entity had entered into a separate agreement naming only itself as a party. Without limiting the foregoing, no Fund, or series thereof, shall have any liability under this Agreement for the obligations of any other Fund, or series thereof.

        WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance policies and/or variable annuity contracts (collectively, the "Variable Insurance Products") to be offered by insurance companies, including GWL&A, which have entered into participation agreements similar to this Agreement (hereinafter "Participating Insurance Companies"); and

        WHEREAS, the beneficial interest in the Fund is divided into several series of shares, each designated a "Portfolio" and representing the interest in a particular managed portfolio of securities and other assets; and

        WHEREAS, the Fund has obtained an order from the Securities and Exchange Commission (hereinafter the "SEC") granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended, (hereinafter the "1940 Act") and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of life insurance companies that may or may not be affiliated with one another and, for Scudder Investments VIT Funds, qualified pension and retirement plans ("Qualified Plans") (hereinafter the "Mixed and Shared Funding Exemptive Order"); and

        WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and shares of the Portfolio(s) are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and

        WHEREAS, the Adviser is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities laws; and

        WHEREAS, the Distributor is duly registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, (the "1934 Act") and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); and

        WHEREAS, GWL&A has registered certain variable life contracts supported wholly or partially by the Account (the "Contracts") to be made available to owners thereof, including any participants or employees of such owners as applicable ("Contract Owners"); and

        WHEREAS, the Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of GWL&A, under the insurance laws of the State of Colorado, to set aside and invest assets attributable to the Contracts; and

        WHEREAS, GWL&A has registered the Account as a unit investment trust under the 1940 Act and has registered the securities deemed to be issued by the Account under the 1933 Act; and

        WHEREAS, to the extent permitted by applicable insurance laws and regulations, GWL&A intends to purchase shares in the Portfolio(s) listed in Schedule A attached hereto and incorporated herein by reference, as such Schedule may be amended from time to time by mutual written agreement (the "Designated Portfolio(s)"), on behalf of the Account to fund the Contracts, and the Fund is authorized to sell such shares to unit investment trusts such as the Account at net asset value; and

        WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Account also intends to purchase shares in other open-end investment companies or series thereof not affiliated with the Fund (the "Unaffiliated Funds") on behalf of the Account to fund the Contracts; and

        WHEREAS, GWL&A intends to utilize its NSCC member broker/dealer affiliate, GWFS Equities, Inc. (formerly known as BenefitsCorp Equities, Inc.) ("GWFS") to transmit instructions for the purchase, redemption and transfer of Fund shares on behalf of the Account, and GWFS, alone, or with the assistance of a recordkeeping affiliate, to perform certain recordkeeping functions associated with the transfer of Fund shares into and out of the Account in order to recognize certain organizational economies; and

        NOW, THEREFORE, in consideration of their mutual promises, GWL&A, the Fund, the Distributor and the Adviser agree as follows:

ARTICLE I.            Sale of Fund Shares

     1.1 The Fund agrees to make shares of the Designated Portfolio(s) available for purchase at the applicable net asset value per share by GWL&A and the Account on those days on which the Fund calculates its Designated Portfolio(s)' net asset value pursuant to rules of the SEC, and the Fund shall calculate such net asset value on each Business Day (as defined below). Notwithstanding the foregoing, the Board of Trustees of the Fund (hereinafter the "Board") may refuse to sell shares of any Designated Portfolio to any person, or suspend or terminate the offering of shares of any Designated Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Designated Portfolio. The Fund reserves the right to cease offering Shares of any Designated Portfolio in the discretion of the Fund.

        1.2 The Fund agrees that shares of the Fund will be sold only to Participating Insurance Companies and their separate accounts and to other persons or plans ("Qualified Persons") that qualify to purchase Shares of the Fund under Section 817(h) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder without impairing the ability of the Account to consider the portfolio investments of the Fund as constituting investments of the Account for the purpose of satisfying the diversification requirements of Section 817(h). GWL&A hereby represents and warrants that it and the Account are Qualified Persons. No shares of any Designated Portfolio will be sold to the general public. The Fund will not sell shares of the Designated Portfolio(s) to any other Participating Insurance Company separate account unless an agreement containing provisions substantially similar to Sections 2.4, 2.10, 3.5, 3.6 and Article VII of this Agreement is in effect to govern such sales.

        1.3. The Fund agrees to (a) sell to GWL&A those full and fractional shares of the Designated Portfolio(s) that GWL&A, on behalf of the Account, orders, and (b) redeem, on GWL&A's order, any full or fractional shares of the Fund held by GWL&A, in each case executing such orders on each Business Day at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the Designated Portfolios. For purposes of this
Section 1.3, GWL&A shall be the designee of the Fund for receipt of such orders and receipt by such designee shall constitute receipt by the Fund, provided that the Fund receives notice of any such order by 10:00 a.m. Eastern time on the next following Business Day or later time permitted by Section 1.6 hereof. "Business Day" shall mean any day on which the New York Stock Exchange is open for regular trading and on which the Designated Portfolio calculates its net asset value pursuant to the rules of the SEC. GWL&A shall provide the Fund with net purchase and redemption requests computed in accordance with Section 1.7 hereof.

GWL&A shall not redeem Fund shares attributable to the Contracts (as opposed to Fund shares attributable to GWL&A's assets held in the Account) except (a) as necessary to implement Contract Owner initiated or approved transactions, (b) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally Required Redemption"), (c) as permitted by an order of the SEC pursuant to Section 26(b) of the 1940 Act, or (d) as permitted under the terms of the Contract. Upon request, GWL&A will promptly furnish the Fund and the Distributor reasonable assurance that any redemption pursuant to clause (b) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts or by termination of this Agreement or as may otherwise be permitted under the terms of this Agreement, GWL&A shall not prevent Contract Owners from allocating payments to a Designated Portfolio that was otherwise available under the Contracts without first giving the Fund or the Distributor thirty (30) days notice of its intention to do so.


1.4 In the event of net purchases, GWL&A shall pay for Fund shares before the close of the federal wire transfer system on the next Business Day after an order to purchase Fund shares is made in accordance with the provisions of
Section 1.3 hereof. Payment shall be in federal funds transmitted to the Fund by wire. Upon receipt by the Fund of the federal funds so wired, such funds shall cease to be the responsibility of GWL&A and shall become the responsibility of the Fund.

1.5 In the event of net redemptions, the Fund shall pay and transmit the proceeds of redemptions of Fund shares by 3:00 p.m. Eastern time on the next Business Day after a redemption order is received in accordance with Section 1.3 hereof. Payment shall be in federal funds transmitted to GWL&A or its designee by wire.

1.6 The Fund shall make the net asset value per share for each Designated Portfolio available to GWL&A on each Business Day as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6:30 p.m. Eastern time. In the event that the Fund is unable to meet the 6:30 p.m. time stated herein, the Fund shall provide additional time for GWL&A to place orders for the purchase and redemption of shares equal to the additional time it takes the Fund to make the net asset value available to GWL&A. However, if net asset values are not available for inclusion in the next business cycle and purchase orders/redemptions are not able to be calculated and available for GWL&A to execute within the time frame identified in Section 1.3 hereof, GWL&A on behalf of the Account, shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct share net asset value.

     1.7 At the end of each Business Day, GWL&A shall use the information described herein to calculate Account unit values for the day. Using these unit values, GWL&A shall process each such Business Day's separate account transactions based on requests and premiums received by it by the close of regular trading on the floor of the New York Stock Exchange (currently 4:00 p.m., Eastern time) to determine the net dollar amount of Fund shares which shall be purchased or redeemed at that day's closing net asset value per share.

     1.8 In the event of an error in the computation of a Designated Portfolio's net asset value per share ("NAV") or any dividend or capital gain distribution (each, a "pricing error"), the Adviser or the Fund shall immediately notify GWL&A as soon as possible after discovery of the error. Such notification may be verbal, but shall be confirmed promptly in writing in accordance with Article XI of this Agreement. A pricing error shall be corrected in accordance with the procedures for correcting net asset value errors adopted by the Fund's Board of Trustees and in effect at the time of the error. The Fund represents and warrants that its procedures for correcting net asset value errors currently comply, and will continue to comply, with the 1940 Act and generally industry-wide accepted SEC staff interpretations concerning pricing errors in effect at the time of an error. GWL&A will be reimbursed for the administrative costs of adjustments made to correct Contract Owner accounts in accordance with the provisions of Schedule C hereof. If an adjustment is necessary to correct an error pursuant to the Fund's procedures which has caused Contract Owners to receive less than the amount to which they are entitled, the number of shares of the appropriate Designated Portfolio(s) attributable to the accounts of the Contract Owners will be adjusted and the amount of any underpayments shall be credited by the Adviser or the Fund, as appropriate, to GWL&A for crediting of such amounts to the applicable Contract Owners accounts. Upon notification by the Adviser of any overpayment due to an error, GWL&A shall promptly remit to the Adviser or the Fund, as appropriate, any overpayment that has not been paid to Contract Owners; however, the Parties acknowledge that GWL&A does not intend to seek additional payments from any Contract Owner who, because of a pricing error, may have underpaid for units of interest credited to his/her account. In no event shall GWL&A be liable to Contract Owners for any such adjustments or underpayment amounts.

The standards set forth in this Section 1.8 are based on the Parties' understanding of the views expressed by the staff of the SEC as of the date of this Agreement. In the event the views of the SEC staff are later modified or superseded by SEC or judicial interpretation, the Parties shall amend the foregoing provisions of this Agreement to comport with the appropriate applicable standards, on terms mutually satisfactory to all Parties.

     1.9 The Fund shall furnish same day notice (by wire or telephone, followed by written confirmation) to GWL&A of any income, dividends or capital gain distributions payable on the Designated Portfolio(s)' shares. GWL&A hereby elects to receive all such income dividends and capital gain distributions as are payable on the Designated Portfolio shares in additional shares of that Designated Portfolio. GWL&A reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Fund shall notify GWL&A by the end of the next following Business Day of the number of shares so issued as payment of such dividends and distributions.

     1.10 Issuance and transfer of the Fund's shares will be by book entry only. Stock certificates will not be issued to GWL&A or the Account. Shares ordered from the Fund will be recorded in an appropriate title for the Account or the appropriate subaccount of the Account. Purchases and redemptions of Designated Portfolio shares shall be subject to the prospectus of the Fund from time to time in effect.

     1.11 The Parties acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Fund's shares may be sold to other Participating Insurance Companies (subject to Section 1.2 and Article VII hereof) and the cash value of the Contracts may be invested in other investment companies.

     1.12 All purchases, redemptions and exchanges of Designated Portfolio shares by GWL&A on behalf of the Account shall be governed by and subject to the terms of a Fund/SERV Agreement and an NSCC Networking Agreement, entered into by and between GWFS, an affiliate of GWL&A, and Scudder Investments Service Company ("SISvC"), an affiliate of the Adviser, dated March 28, 2005, as amended from time to time; provided, however, in the event of a conflict between such Fund/SERV and NSCC Agreements and this Agreement, this Agreement shall govern. GWL&A agrees that GWFS is authorized to act on its behalf under the Fund/SERV and NSCC Networking Agreements. The Fund agrees that SISvC is authorized as transfer agent of the Fund to act on its behalf under the Fund/SERV and NSCC Networking Agreements.

ARTICLE II.    Representations and Warranties

        2.1. GWL&A represents and warrants that the Contracts and the securities deemed to be issued by the Account under the Contracts are or will be registered under the 1933 Act; that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. GWL&A further represents that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established the Account prior to any issuance or sale of units thereof as a segregated asset account under Colorado insurance law and has registered the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts and that it will maintain such registration for so long as any Contracts are outstanding as required by applicable law.

        2.2. The Fund represents and warrants that Designated Portfolio(s) shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with all applicable federal securities laws including without limitation the 1933 Act, the 1934 Act, and the 1940 Act and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to permit the continuous offering of its shares.

        2.3. The Fund reserves the right to adopt a plan pursuant to Rule 12b-1 under the 1940 Act and to impose an asset-based or other charge to finance distribution expenses as permitted by applicable law and regulation. In any event, the Fund and Adviser agree to comply with applicable provisions and SEC staff interpretations of the 1940 Act to assure that the investment advisory or management fees paid to the Adviser by the Fund are in accordance with the requirements of the 1940 Act. To the extent that the Fund decides to finance distribution expenses pursuant to Rule 12b-1, the Fund undertakes to have its Board, a majority of whom are not interested persons of the Fund, formulate and approve any plan pursuant to Rule 12b-1 under the 1940 Act to finance distribution expenses.

        2.4. The Fund represents and warrants that it will cooperate with GWL&A to ensure that the investment policies, fees and expenses of the Designated Portfolio(s) are and shall at all times remain in compliance with the insurance and other applicable laws of the State of Colorado to the extent required to perform this Agreement, provided that GWL&A gives the Fund and Adviser notice of any such laws. The Fund further represents and warrants that it will make every effort to ensure that Designated Portfolio(s) shares will be sold in compliance with applicable securities and insurance laws of the State of Colorado, provided that GWL&A gives the Fund and Adviser notice of any such laws. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states if and to the extent required by applicable law. GWL&A shall be solely responsible for (i) identifying any changes in state insurance laws, regulations or interpretations that may affect the Designated Portfolios ("Law Change"); and (ii) notifying the Fund, Adviser and Distributor of such Law Change. In the event of a Law Change, the Fund agrees that any action required by a Law Change will be taken, except in those circumstances where the Fund has advised GWL&A that its Board has determined that implementation of a particular Law Change is not in the best interest of all the Fund's shareholders.

        2.5. The Fund represents and warrants that it is lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts and that it does and will comply in all material respects with the 1940 Act.

        2.6. The Adviser represents and warrants that it is and shall remain duly registered under all applicable federal and state securities laws and that it shall perform its obligations for the Fund in compliance in all material respects with any applicable state and federal securities laws.

        2.7. The Distributor represents and warrants that it is and shall remain duly registered under all applicable federal and state securities laws and that it shall perform its obligations for the Fund in compliance in all material respects with any applicable state and federal securities laws.

        2.8. The Fund and the Adviser represent and warrant that all of their respective officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of the Fund are, and shall continue to be at all times, covered by one or more blanket fidelity bonds or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage required by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bonds shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

        2.9. The Fund will provide GWL&A with as much advance notice as is reasonably practicable of any material change affecting the Designated Portfolio(s) (including, but not limited to, any material change in the registration statement or prospectus affecting the Designated Portfolio(s)) and any proxy solicitation affecting the Designated Portfolio(s) and consult with GWL&A in order to implement any such change in an orderly manner, recognizing the expenses of changes and attempting to minimize such expenses by implementing them in conjunction with regular annual updates of the prospectus for the Contracts. The Fund agrees to share equitably in expenses incurred by GWL&A as a result of actions taken by the Fund, consistent with the allocation of expenses contained in Schedule C attached hereto and incorporated herein by reference.

        2.10. GWL&A represents and warrants, for purposes other than diversification under Section 817 of the Internal Revenue Code of 1986 as amended ("the Code"), that the Contracts are currently and at the time of issuance will be treated as life insurance contracts under applicable provisions of the Code, and that it will make every effort to maintain such treatment and that it will notify the Fund, the Distributor and the Adviser immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future. In addition, GWL&A represents and warrants that the Account is a "segregated asset account" and that interests in the Account are offered exclusively through the purchase of or transfer into a "variable contract" within the meaning of such terms under
Section 817 of the Code and the regulations thereunder. GWL&A will use every effort to continue to meet such definitional requirements, and it will notify the Fund, the Distributor and the Adviser immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future. GWL&A represents and warrants that it will not purchase Fund shares with assets derived from tax-qualified retirement plans except, indirectly, through Contracts purchased in connection with such plans.

        2.11. GWL&A has policies and procedures reasonably designed to help prevent the use of the Accounts by Contract Owners engaged in short-term trading or excessive trading, which policies and procedures shall be reasonably acceptable to the Fund, the Adviser and the Distributor. If GWL&A modifies such policies and procedures, GWL&A will provide notice thereof to the Fund, the Adviser and the Distributor. GWL&A's Abusive Trading Procedures are attached hereto as Schedule E and incorporated herein by reference. In the event that it may become necessary or appropriate for GWL&A to implement trading restrictions under section 4 of Schedule E in a particular situation, GWL&A agrees to consult with the Fund in regard to which trading restriction to implement. In addition, GWL&A agrees to provide the Fund, on request from time to time, specific transaction information to help the Fund monitor suspected short-term or excessive trading activity; provided, however, the provision of any such information to the Fund will not relieve GWL&A of any obligations that it may otherwise have with respect to such trading activity.

In addition to the foregoing, GWL&A will use reasonable efforts to develop, implement and maintain procedures as necessary or appropriate to further any specific policies and procedures of the Fund, the Adviser or the Distributor for one or more Designated Portfolios in regard to short-term trading or excessive trading. In the event that GWL&A deems it impractical to implement any such procedures, GWL&A and the Fund, the Adviser and the Distributor shall discuss alternative approaches and, in the event that agreement can not be reached as to an alternative approach, any party may terminate this Agreement upon written notice to the other parties.


If, notwithstanding the foregoing, the Fund, the Adviser or the Distributor notifies GWL&A that a pattern or patterns of transactions involving short-term trading or excessive trading in one or more Accounts is having or may have, in their sole discretion, an adverse effect on a Designated Portfolio, GWL&A will, in accordance with Schedule E, promptly take such actions and implement such procedures as are appropriate to prevent such trading. The parties hereto acknowledge that, if necessary, such actions and procedures may include the identification of Contract Owners engaged in such trading and the imposition of complete or partial restrictions on their requests to purchase shares of the Designated Portfolio.

GWL&A acknowledges that all orders accepted by GWL&A for the Accounts are subject to the obligations of GWL&A in this Section 2.11, including the obligation to help prevent the use of the Accounts for short-term trading or excessive trading, and that the Fund, the Adviser or the Distributor may take such actions as it deems to be in the best interests of shareholders of the Designated Portfolios to enforce such obligations and to otherwise prevent such trading in shares of the Designated Portfolios, including, among other things, the right to revoke, reject or cancel purchase orders for shares of the Designated Portfolios made by GWL&A. Any such revocation, rejection or cancellation may be made in whole or in part, it being understood that the Fund, the Adviser and the Distributor are not required to isolate objectionable trades. The Fund, the Underwriter and the Adviser acknowledge that revocation, cancellation or rejection of a purchase order poses potentially significant consequences to the Company and the Contract holders and represent that purchase orders normally will be rejected only after attempts to prevent the activity through the Company have failed.

The Fund, the Adviser and the Distributor shall not be responsible for any losses or costs incurred by GWL&A, the Account or Contract Owners as a result of the revocation, rejection or cancellation of orders made by GWL&A in furtherance of the enforcement of their policy to prevent short-term trading and excessive trading in shares of the Designated Portfolios. 2.12. GWL&A represents and warrants as follows:

     (i) GWL&A has in place an anti-money laundering program ("AML program") that does now and will continue to comply with applicable laws and regulations, including the relevant provisions of the USA PATRIOT Act (Pub. L. No. 107-56
(2001)) and the regulations issued thereunder by the U.S. Treasury Department and the rules of the National Association of Securities Dealers, Inc., as applicable.

     (ii) GWL&A has in place - and has conducted due diligence pursuant to - policies, procedures and internal controls reasonably designed (a) to verify the identity of the Contract Owners that invest in the Account, and (b) to identify those Contract Owners' sources of funds, and have no reason to believe that any of the invested funds were derived from illegal activities.

     (iii) GWL&A has, after undertaking reasonable inquiry, no information or knowledge that (a) any Contract Owner that invests in the Account, or (b) any person or entity controlling, controlled by or under common control with such Contract Owner is an individual or entity or in a country or territory that is on an Office of Foreign Assets Control ("OFAC") list or similar list of sanctioned or prohibited persons maintained by a U.S. governmental or regulatory body.

     (iv) GWL&A further agrees promptly to notify the Fund and the Distributor should it become aware of any change in the representations and warranties set forth in 12.2 (i), (ii) or (iii) above.

     (v) GWL&A agrees to require any broker-dealer/insurance agency that distributes the Contracts to have an AML Program in substantial compliance with the foregoing.

In addition, the Distributor and the Fund hereby provide notice to GWL&A that the Distributor and/or the Fund reserve the right to make inquiries of and request additional information from GWL&A regarding its AML program.

ARTICLE III.   Prospectuses and Proxy Statements; Voting

     3.1. At least annually, the Adviser or Distributor shall provide GWL&A with as many copies of the Fund's current prospectus for the Designated Portfolio(s) as GWL&A may reasonably request for marketing purposes (including distribution to Contract Owners with respect to new sales of a Contract), with expenses to be borne in accordance with Schedule C hereof. If requested by GWL&A in lieu thereof, the Advisor, Distributor or Fund shall provide such documentation (including a camera-ready copy and computer diskette of the current prospectus for the Designated Portfolio(s)) and other assistance as is reasonably necessary in order for GWL&A once each year (or more frequently if the prospectuses for the Designated Portfolio(s) are amended) to have the prospectus for the Contracts and the Fund's prospectus for the Designated Portfolio(s) printed together in one document. The Fund and Adviser agree that the prospectus (and semi-annual and annual reports) for the Designated Portfolio(s) will describe only the Designated Portfolio(s) and will not name or describe any other portfolios or series that may be in the Fund unless required by law.

     3.2. If applicable state or federal laws or regulations require that the Statement of Additional Information ("SAI") for the Fund be distributed to all Contract Owners, then the Fund, Distributor and/or the Adviser shall provide GWL&A with copies of the Fund's SAI or documentation thereof for the Designated Portfolio(s) in such quantities, with expenses to be borne in accordance with Schedule C hereof, as GWL&A may reasonably require to permit timely distribution thereof to Contract Owners. The Adviser, Distributor and/or the Fund shall also provide SAIs to any Contract Owner or prospective owner who requests such SAI from the Fund (although it is anticipated that such requests will be made to GWL&A).

     3.3. The Fund, Distributor and/or Adviser shall provide GWL&A with copies of the Fund's proxy material, reports to stockholders and other communications to stockholders for the Designated Portfolio(s) in such quantity, with expenses to be borne in accordance with Schedule C hereof, as GWL&A may reasonably require to permit timely distribution thereof to Contract Owners as required by applicable law.

     3.4. It is understood and agreed that, except with respect to information regarding GWL&A provided in writing by that party, GWL&A is not responsible for the content of the prospectus or SAI for the Designated Portfolio(s). It is also understood and agreed that, except with respect to information regarding the Fund, the Distributor, the Adviser or the Designated Portfolio(s) provided in writing by the Fund, the Distributor or the Adviser, neither the Fund, the Distributor nor Adviser are responsible for the content of the prospectus or SAI for the Contracts.

     3.5. If and to the extent required by law GWL&A shall:

          (i)  solicit voting instructions from Contract Owners;

          (ii) vote the Designated Portfolio(s) shares held in the Account in accordance with instructions received from Contract Owners: and

          (iii) vote Designated Portfolio shares held in the Account for which no instructions have been received in the same proportion as Designated Portfolio(s) shares for which instructions have been received from Contract Owners, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. GWL&A reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law.

        3.6. GWL&A shall be responsible for assuring that each of its separate accounts holding shares of a Designated Portfolio votes shares in a manner that is consistent with the Mixed and Shared Funding Exemptive Order. The Fund agrees to promptly notify GWL&A of any changes of interpretations or amendments of the Mixed and Shared Funding Exemptive Order.

        3.7. The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual meetings (except insofar as the SEC may interpret Section 16 of the 1940 Act not to require such meetings) or, as the Fund currently intends, comply with
Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors or trustees and with whatever rules the Commission may promulgate with respect thereto.

ARTICLE IV.    Sales Material and Information
        4.1. GWL&A shall furnish, or shall cause to be furnished, to the Fund or its designee, a copy of each piece of sales literature or other promotional material that GWL&A, respectively, develops or proposes to use and in which the Fund (or a Portfolio thereof), its Adviser or one of its sub-advisers or the Distributor is named in connection with the Contracts, at least ten (10) business days prior to its use. No such material shall be used if the Fund objects to such use within five (5) business days after receipt of such material. Notwithstanding the foregoing, GWL&A shall not be required to furnish to the Fund or its designee any sales literature or other promotional material which GWL&A receives from the Fund, the Distributor or Adviser and which is unaltered by GWL&A.

        4.2. GWL&A shall not give any information or make any representations or statements on behalf of the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement, prospectus or SAI for the Fund shares, as the same may be amended or supplemented from time to time, or in sales literature or other promotional material approved by the Fund, Distributor or Adviser, except with the permission of the Fund, Distributor or Adviser.

        4.3. The Fund or the Adviser shall furnish, or shall cause to be furnished, to GWL&A, a copy of each piece of sales literature or other promotional material in which GWL&A and/or its separate account(s), is named at least ten (10) business days prior to its use. No such material shall be used if GWL&A objects to such use within five (5) business days after receipt of such material.

        4.4. The Fund, the Distributor and the Adviser shall not give any information or make any representations on behalf of GWL&A or concerning GWL&A, the Account, or the Contracts other than the information or representations contained in a registration statement, prospectus or SAI for the Contracts, as the same may be amended or supplemented from time to time, or in sales literature or other promotional material approved by GWL&A or its designee, except with the permission of GWL&A. GWL&A agrees that the Fund and the Adviser may include in the Fund's proxy materials, shareholder reports, registration statements, prospectuses or SAIs information about GWL&A and the Account, to the extent such information is required by applicable law to be included therein.

        4.5. The Fund will provide to GWL&A at least one complete copy of any prospectuses and SAIs and all amendments to any of the above, that relate to the Designated Portfolio(s), reasonably promptly after the filing of such document(s) with the SEC or NASD or other regulatory authorities. Upon request, the Fund will provide to GWL&A copies of SEC exemptive orders and no-action letters and sales literature and other promotional material that relate to the Designated Portfolios and to the performance of this Agreement by the parties.

        4.6. GWL&A will provide to the Fund at least one complete copy of any prospectuses and SAIs, and all amendments to any of the above, that relate to the Contracts or the Account, reasonably promptly after the filing of such document(s) with the SEC, NASD, or other regulatory authority. Upon request, the GWL&A will provide to the Fund copies of SEC exemptive orders and no-action letters, solicitations of voting instructions and sales literature and other promotional material that relate to the Contracts or the Account and the performance of this Agreement by the parties.

        4.7. For purposes of Articles IV and VIII, the phrase "sales literature and other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media; e.g., on-line networks such as the Internet or other electronic media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and shareholder reports, and proxy materials (including solicitations for voting instructions) and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act or the 1940 Act.

        4.8. At the request of any party to this Agreement, each other party will make available to the other party's independent auditors and/or representative of the appropriate regulatory agencies, all records, data and access to operating procedures that may be reasonably requested in connection with compliance and regulatory requirements related to this Agreement or any party's obligations under this Agreement.

ARTICLE V.     Fees and Expenses

        5.1. Neither the Fund, the Distributor nor the Adviser shall pay any fee or other compensation to GWL&A under this Agreement, other than pursuant to Schedule D attached hereto and incorporated by reference herein. In addition, the parties will bear certain expenses in accordance with Schedule C, Articles III, V, and other provisions of this Agreement.

        5.2. All expenses incident to performance by the Fund, the Distributor and the Adviser under this Agreement shall be paid by the appropriate party, as further provided in Schedule C. The Fund shall see to it that all shares of the Designated Portfolio(s) are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent required, in accordance with applicable state laws prior to their sale.

        5.3. The parties shall bear the expenses of any routine annual distribution (mailing costs) of the Fund's prospectus and distribution (mailing costs) of the Fund's proxy materials and reports to owners of Contracts offered by GWL&A, in accordance with Schedule C.

        5.4. The Fund, the Distributor and the Adviser acknowledge that a principal feature of the Contracts is the Contract Owner's ability to choose from a number of unaffiliated mutual funds (and portfolios or series thereof), including the Designated Portfolio(s) and the Unaffiliated Funds, and to transfer the Contract's cash value between funds and portfolios. The Fund, the Distributor and the Adviser agree to cooperate with GWL&A in facilitating the operation of the Account and the Contracts as described in the prospectus for the Contracts, including but not limited to cooperation in facilitating transfers between Unaffiliated Funds.

ARTICLE VI.    Diversification and Qualification

     6.1. The Fund, the Distributor and the Adviser represent and warrant that the Fund will at all times sell its shares and invest its assets in such a manner as to ensure that the Contracts will be treated as life insurance contracts under the Code, and the regulations issued thereunder. Without limiting the scope of the foregoing, the Fund, Distributor and Adviser represent and warrant that the Fund and each Designated Portfolio thereof will at all times comply with Section 817(h) of the Code and Treasury Regulation ss.1.817-5, as amended from time to time, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications or successor provisions to such Section or Regulations. The Fund, the Distributor and the Adviser agree that shares of the Designated Portfolio(s) will be sold only to Participating Insurance Companies and their separate accounts and to other Qualified Persons.

     6.2. No shares of any Designated Portfolio of the Fund will be sold to the general public.

     6.3. The Fund, the Distributor and the Adviser represent and warrant that the Fund and each Designated Portfolio is currently qualified as a Regulated Investment Company under Subchapter M of the Code, and that each Designated Portfolio will maintain such qualification (under Subchapter M or any successor or similar provisions) as long as this Agreement is in effect.

     6.4. The Fund, Distributor or Adviser will notify GWL&A immediately upon having a reasonable basis for believing that the Fund or any Designated Portfolio has ceased to comply with the aforesaid Section 817(h) diversification or Subchapter M qualification requirements or might not so comply in the future.

     6.5. Without in any way limiting the effect of Sections 8.2, 8.3 and 8.4 hereof and without in any way limiting or restricting any other remedies available to GWL&A, the Adviser or Distributor will pay all costs associated with or arising out of any failure, or any anticipated or reasonably foreseeable failure, of the Fund or any Designated Portfolio to comply with Sections 6.1, 6.2, or 6.3 hereof, including all costs associated with reasonable and appropriate corrections or responses to any such failure; such costs may include, but are not limited to, the costs involved in creating, organizing, and registering a new investment company as a funding medium for the Contracts and/or the costs of obtaining whatever regulatory authorizations are required to substitute shares of another investment company for those of the failed Portfolio (including but not limited to an order pursuant to Section 26(b) of the 1940 Act); such costs are to include, but are not limited to, fees and expenses of legal counsel and other advisors to GWL&A and any federal income taxes or tax penalties and interest thereon (or "toll charges" or exactments or amounts paid in settlement) incurred by GWL&A with respect to itself or owners of its Contracts in connection with any such failure or anticipated or reasonably foreseeable failure.

     6.6. The Fund at the Fund's expense shall provide GWL&A or its designee with reports certifying compliance with the aforesaid Section 817(h) diversification and Subchapter M qualification requirements, at the times provided for and substantially in the form attached hereto as Schedule B and incorporated herein by reference; provided, however, that providing such reports does not relieve the Fund of its responsibility for such compliance or of its liability for any non-compliance.

     6.7. GWL&A agrees that if the Internal Revenue Service ("IRS") asserts in writing in connection with any governmental audit or review of GWL&A or, to GWL&A's knowledge, or any Contract Owner that any Designated Portfolio has failed to comply with the diversification requirements of Section 817(h) of the Code or GWL&A otherwise becomes aware of any facts that could give rise to any claim against the Fund, Distributor or Adviser as a result of such a failure or alleged failure:

        (a) GWL&A shall promptly notify the Fund, the Distributor and the Adviser of such assertion or potential claim;

        (b) GWL&A shall consult with the Fund, the Distributor and the Adviser as to how to minimize any liability that may arise as a result of such failure or alleged failure;

        (c) GWL&A shall use its best efforts to minimize any liability of the Fund, the Distributor and the Adviser resulting from such failure, including, without limitation, demonstrating, pursuant to Treasury Regulations, Section 1.817-5(a)(2), to the commissioner of the IRS that such failure was inadvertent;

        (d) any written materials to be submitted by GWL&A to the IRS, any Contract Owner or any other claimant in connection with any of the foregoing proceedings or contests (including, without limitation, any such materials to be submitted to the IRS pursuant to Treasury Regulations, Section 1.817-5(a)(2)) shall be provided by GWL&A to the Fund, the Distributor and the Adviser (together with any supporting information or analysis) within at least two (2) business days prior to submission;

        (e) GWL&A shall provide the Fund, the Distributor and the Adviser with such cooperation as the Fund, the Distributor and the Adviser shall reasonably request (including, without limitation, by permitting the Fund, the Distributor and the Adviser to review the relevant books and records of GWL&A) in order to facilitate review by the Fund, the Distributor and the Adviser of any written submissions provided to it or its assessment of the validity or amount of any claim against it arising from such failure or alleged failure;

        (f) GWL&A shall not with respect to any claim of the IRS or any Contract Owner that would give rise to a claim against the Fund, the Distributor and the Adviser (i) compromise or settle any claim, (ii) accept any adjustment on audit, or (iii) forego any allowable administrative or judicial appeals, without the express written consent of the Fund, the Distributor and the Adviser, which shall not be unreasonably withheld; provided that, GWL&A shall not be required to appeal any adverse judicial decision unless the Fund and the Adviser shall have provided an opinion of independent counsel to the effect that a reasonable basis exists for taking such appeal; and further provided that the Fund, the Distributor and the Adviser shall bear the costs and expenses, including reasonable attorney's fees, incurred by GWL&A in complying with this clause (f).

ARTICLE VII.    Potential Conflicts and Compliance With
                Mixed and Shared Funding Exemptive Order

        7.1. The Board will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners or by contract owners of different Participating Insurance Companies; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of contract owners. The Board shall promptly inform GWL&A if it determines that an irreconcilable material conflict exists and the implications thereof.

        7.2. GWL&A will report any potential or existing conflicts of which it is aware to the Board. GWL&A will assist the Board in carrying out its responsibilities under the Mixed and Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by GWL&A to inform the Board whenever Contract Owner voting instructions are to be disregarded. Such responsibilities shall be carried out by GWL&A with a view only to the interests of its Contract Owners.

        7.3. If it is determined by a majority of the Board, or a majority of its directors who are not interested persons of the Fund, the Distributor, the Adviser or any sub-adviser to any of the Designated Portfolios (the "Independent Directors"), that a material irreconcilable conflict exists, GWL&A and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the Independent Directors), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Designated Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account.

        7.4. If a material irreconcilable conflict arises because of a decision by GWL&A to disregard contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, GWL&A may be required, at the Fund's election, to withdraw the Account's investment in the Fund and terminate this Agreement; provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Independent Directors. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice that this provision is being implemented, and until the end of that six month period the Adviser, the Distributor and the Fund shall continue to accept and implement orders by GWL&A for the purchase (and redemption) of shares of the Fund.

        7.5. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to GWL&A conflicts with the majority of other state regulators, then GWL&A will withdraw the Account's investment in the Fund and terminate this Agreement within six months after the Board informs GWL&A in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Until the end of the foregoing six month period, the Fund shall continue to accept and implement orders by GWL&A for the purchase (and redemption) of shares of the Fund.

        7.6. For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. GWL&A shall not be required by Section 7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners affected by the irreconcilable material conflict. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then GWL&A will withdraw the Account's investment in the Fund and terminate this Agreement within six (6) months after the Board informs GWL&A in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the Independent Directors.

        7.7. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then (a) the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable: and (b) Sections 3.5, 3.6, 3.7, 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE VIII.      Indemnification

        8.1.   Indemnification By GWL&A

        8.1(a).GWL&A agrees to indemnify and hold harmless the Fund, the Distributor and the Adviser and each of their respective officers and directors or trustees and each person, if any, who controls the Fund, Distributor or Adviser within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, expenses, damages and liabilities (including amounts paid in settlement with the written consent of GWL&A) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

          (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus or SAI covering the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to GWL&A by or on behalf of the Adviser, Distributor or Fund for use in the registration statement or prospectus for the Contracts or sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

        (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature or other promotional material of the Fund not supplied by GWL&A or persons under its control) or wrongful conduct of GWL&A or persons under its control, with respect to the sale or distribution of the Contracts or Fund Shares; or

        (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature or other promotional material of the Fund, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished in writing to the Fund by or on behalf of GWL&A; or

        (iv) arise as a result of any failure by GWL&A to provide the services and furnish the materials under the terms of this Agreement; or

        (v) arise out of or result from any material breach of any representation and/or warranty made by GWL&A in this Agreement or arise out of or result from any other material breach of this Agreement by GWL&A, including without limitation Section 2.10 and
               Section 6.7 hereof,

as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1(c) hereof.

        8.1(b). GWL&A shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to any of the Indemnified Parties.

        8.1(c). GWL&A shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified GWL&A in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify GWL&A of any such claim shall not relieve GWL&A from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that GWL&A has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, GWL&A shall be entitled to participate, at its own expense, in the defense of such action. GWL&A also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from GWL&A to such party of GWL&A's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and GWL&A will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

        8.1(d).The Indemnified Parties will promptly notify GWL&A of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund Shares or the Contracts or the operation of the Fund.

        8.2.   Indemnification by the Adviser

     8.2(a).The Adviser agrees to indemnify and hold harmless GWL&A and its directors and officers and each person, if any, who controls GWL&A within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

          (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature or other promotional material of the Fund prepared by the Fund, the Distributor or the Adviser (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Adviser, the Distributor or the Fund by or on behalf of GWL&A for use in the registration statement, prospectus or SAI for the Fund or in sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or the Fund shares; or

        (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature or other promotional material for the Contracts not supplied by the Adviser or persons under its control) or wrongful conduct of the Fund, the Distributor or the Adviser or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

        (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature or other promotional material covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished in writing to GWL&A by or on behalf of the Adviser, the Distributor or the Fund; or

        (iv) arise as a result of any failure by the Fund, the Distributor or the Adviser to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in
               Article VI of this Agreement); or

        (v) arise out of or result from any material breach of any representation and/or warranty made by the Fund, the Distributor or the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser, the Distributor or the Fund; or

(vi) arise out of or result from a breach of this Agreement pertaining to the incorrect or untimely calculation or reporting by the Fund, the Distributor or the Adviser of the daily net asset value per share or dividend or capital gain distribution rate;

as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof. This indemnification is in addition to and apart from the responsibilities and obligations of the Adviser specified in Article VI hereof.

        8.2(b). The Adviser shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to any of the Indemnified Parties.

        8.2(c). The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Adviser has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Adviser will be entitled to participate, at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Adviser to such party of the Adviser's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

     8.2(d).GWL&A agrees to promptly notify the Adviser of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.

        8.3.   Indemnification By the Fund

     8.3(a).The Fund agrees to indemnify and hold harmless GWL&A and its directors and officers and each person, if any, who controls GWL&A within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.3) against any and all losses, claims, expenses, damages and liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may be required to pay or become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages, liabilities or expenses (or actions in respect thereof) or settlements, are related to the operations of the Fund and:

        (i) arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

        (ii) arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund;

as limited by and in accordance with the provisions of Sections 8.3(b) and 8.3(c) hereof.

        8.3(b). The Fund shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to any of the Indemnified Parties.

        8.3(c). The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve it from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Fund has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof. The Fund shall also be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Fund to such party of the Fund's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

        8.3(d). GWL&A each agrees to promptly notify the Fund of the commencement of any litigation or proceeding against itself or any of its respective officers or directors in connection with the Agreement, the issuance or sale of the Contracts, the operation of the Account, or the sale or acquisition of shares of the Fund.

        8.4. Indemnification by the Distributor

        8.4(a).The Distributor agrees to indemnify and hold harmless GWL&A and its directors and officers and each person, if any, who controls GWL&A within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.4) against any and all losses, claims, expenses, damages and liabilities (including amounts paid in settlement with the written consent of the Distributor) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

          (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature or other promotional material of the Fund prepared by the Fund, Adviser or Distributor (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Adviser, the Distributor or Fund by or on behalf of GWL&A for use in the registration statement or SAI or prospectus for the Fund or in sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

        (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI, sales literature or other promotional material for the Contracts not supplied by the Distributor or persons under its control) or wrongful conduct of the Fund, the Distributor or Adviser or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

        (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, sales literature or other promotional material covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished in writing to GWL&A by or on behalf of the Adviser, the Distributor or Fund; or

        (iv) arise as a result of any failure by the Fund, Adviser or Distributor to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in
               Article VI of this Agreement); or

        (v) arise out of or result from any material breach of any representation and/or warranty made by the Fund, Adviser or Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund, Adviser or Distributor; or

        (vi) arise out of or result from a breach of this Agreement pertaining to the incorrect or untimely calculation or reporting of the daily net asset value per share or dividend or capital gain distribution rate;

as limited by and in accordance with the provisions of Sections 8.4(b) and 8.4(c) hereof. This indemnification is in addition to and apart from the responsibilities and obligations of the Distributor specified in Article VI hereof.

        8.4(b).The Distributor shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance or such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to any of the Indemnified Parties.

        8.4(c) The Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Distributor has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Distributor will be entitled to participate, at its own expense, in the defense thereof. The Distributor also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Distributor to such party of the Distributor's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

        8.4(d) GWL&A agrees to promptly notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.

ARTICLE IX.    Applicable Law

        9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Colorado, without regard to the Colorado Conflict of Laws provisions.

        9.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Mixed and Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE X.     Termination

        10.1. This Agreement shall terminate:
               (a) at the option of any party, with or without cause, with respect to some or all Designated Portfolios, upon six (6) months advance written notice delivered to the other parties; provided, however, that such notice shall not be given earlier than six (6) months following the date of this Agreement; or

               (b) at the option of GWL&A by written notice to the other parties with respect to any Designated Portfolio based upon GWL&A's determination that shares of such Designated Portfolio are not reasonably available to meet the requirements of the Contracts; or

               (c) at the option of GWL&A by written notice to the other parties with respect to any Designated Portfolio in the event any of the Designated Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by GWL&A; or

               (d) at the option of the Fund, Distributor or Adviser in the event that formal administrative proceedings are instituted against GWL&A by the NASD, the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding GWL&A's duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Fund shares, if, in each case, the Fund, Distributor or Adviser, as the case may be, reasonably determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of GWL&A to perform its obligations under this Agreement; or

               (e) at the option of GWL&A in the event that formal administrative proceedings are instituted against the Fund, the Distributor or the Adviser by the NASD, the SEC, or any state securities or insurance department or any other regulatory body, if GWL&A reasonably determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Fund, the Distributor or the Adviser to perform their obligations under this Agreement; or

               (f) at the option of GWL&A by written notice to the Fund with respect to any Portfolio if GWL&A reasonably believes that the Portfolio will fail to meet the Section 817(h) diversification requirements or Subchapter M qualifications specified in Article VI hereof; or

               (g) at the option of either the Fund, the Distributor or the Adviser, if (i) the Fund, Distributor or Adviser, respectively, shall determine, in its sole judgment reasonably exercised in good faith, that GWL&A has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and that material adverse change or publicity will have a material adverse impact on GWL&A's ability to perform its obligations under this Agreement, (ii) the Fund, Distributor or Adviser notifies GWL&A of that determination and its intent to terminate this Agreement, and (iii) after considering the actions taken by GWL&A and any other changes in circumstances since the giving of such a notice, the determination of the Fund, Distributor or Adviser shall continue to apply on the sixtieth
               (60th) day following the giving of that notice, which sixtieth day shall be the effective date of termination; or

               (h) at the option of either GWL&A, if (i) GWL&A shall determine, in its sole judgment reasonably exercised in good faith, that the Fund, Distributor or Adviser has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and that material adverse change or publicity will have a material adverse impact on the Fund's, Distributor's or Adviser's ability to perform its obligations under this Agreement, (ii) GWL&A notifies the Fund, Distributor or Adviser, as appropriate, of that determination and its intent to terminate this Agreement, and (iii) after considering the actions taken by the Fund, Distributor or Adviser and any other changes in circumstances since the giving of such a notice, the determination of GWL&A shall continue to apply on the sixtieth
               (60th) day following the giving of that notice, which sixtieth day shall be the effective date of termination; or

               (i) at the option of any non-defaulting party hereto in the event of a material breach of this Agreement by any party hereto (the "defaulting party") other than as described in 10.1(a)-(j); provided, that the non-defaulting party gives written notice thereof to the defaulting party, with copies of such notice to all other non-defaulting parties, and if such breach shall not have been remedied within thirty (30) days after such written notice is given, then the non-defaulting party giving such written notice may terminate this Agreement by giving thirty (30) days written notice of termination to the defaulting party.

        10.2. Notice Requirement. No termination of this Agreement shall be effective unless and until the party terminating this Agreement gives prior written notice to all other parties of its intent to terminate, which notice shall set forth the basis for the termination. Furthermore,

        (a) in the event any termination is based upon the provisions of Article VII, or the provisions of Section 10.1(a), 10.1(g) or 10.1(h) of this Agreement, the prior written notice shall be given in advance of the effective date of termination as required by those provisions unless such notice period is shortened by mutual written agreement of the parties; (b) in the event any termination is based upon the provisions of Section 10.1(d), 10.1(e), 10.1(i) or 10.1(j) of this Agreement, the prior written notice shall be given at least sixty (60) days before the effective date of termination; and (c) in the event any termination is based upon the provisions of Section 10.1(b), 10.1(c) or 10.1(f), the prior written notice shall be given in advance of the effective date of termination, which date shall be determined by the party sending the notice.

     10.3. Effect of Termination. Notwithstanding any termination of this Agreement, other than as a result of a failure by either the Fund or GWL&A to meet Section 817(h) of the Code diversification requirements, the Fund, the Distributor and the Adviser shall, at the option of GWL&A, continue to make available for a period of one (1) year after the effective date of termination additional shares of the Designated Portfolio(s) pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Designated Portfolio(s), redeem investments in the Designated Portfolio(s) and/or invest in the Designated Portfolio(s) upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 10.3 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement.

     10.4. Surviving Provisions. Notwithstanding any termination of this Agreement, each party's obligations under Article VIII to indemnify other parties shall survive and not be affected by any termination of this Agreement. In addition, with respect to Existing Contracts, all provisions of this Agreement shall also survive and not be affected by any termination of this Agreement except as otherwise provided for herein.

ARTICLE XI.    Notices

        Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Fund:

        Scudder Variable Series I
        Scudder Variable Series II
        Scudder Investments VIT Funds
        Two International Place
        Boston, MA  02110-4103
        Attention:  Secretary

If to GWL&A:

        Great-West Life & Annuity Insurance Company
        8515 East Orchard Road, 9T2
        Greenwood Village, CO  80111
        Attention:Ron Laeyendecker, Vice President, Life Insurance Markets
        PC:  Beverly Byrne, Vice President and Counsel

If to the Adviser:

        Deutsche Investment Management Americas Inc.
        Deutsche Asset Management, Inc.
        Two International Place
        Boston, MA  02110-4103
        Attention:  Secretary

If to the Distributor:

        Scudder Distributors, Inc.
        Two International Place
        Boston, MA  02110-4103
        Attention:  Secretary



ARTICLE XII.  Miscellaneous

        12.1. The parties hereto acknowledge that any nonpublic personal information (as defined by applicable law or regulation promulgated under Title V of the Gramm-Leach-Bliley Act of 1999 (the "Act")) of Contract Owners (and any participants thereof, as applicable) will be disclosed or utilized solely to carry out the terms of this Agreement or pursuant to an exception contained in any applicable law or regulation promulgated under the Act. Each party each represents that it has adopted and implemented procedures to safeguard such non-public personal information that are reasonably designed to ensure the security and confidentiality of such information and to ensure compliance with the Act and applicable regulations thereunder. Without limiting the foregoing, no party hereto shall disclose any information that another party has designated as proprietary. Without limiting the foregoing, no party hereto shall disclose any information that another party has designated as proprietary.

        12.2. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

        12.3. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

        12.4. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

        12.5. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the Colorado Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the variable life operations of GWL&A are being conducted in a manner consistent with the applicable Colorado insurance regulations and any other applicable law or regulations.

        12.6. Any controversy or claim arising out of or relating to this Agreement, or breach thereof, shall be settled by arbitration in a forum jointly selected by the relevant parties (but if applicable law requires some other forum, then such other forum) in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

        12.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

        12.8. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

        12.9. GWL&A is hereby expressly put on notice of the limitation of liability as set forth in the Declarations of Trust of the Fund and agree that the obligations assumed by the Fund, Distributor and the Adviser pursuant to this Agreement shall be limited in any case to the Fund, Distributor and Adviser and their respective assets and GWL&A shall not seek satisfaction of any such obligation from the shareholders of the Fund, Distributor or the Adviser, the Trustees, officers, employees or agents of the Fund, Distributor or Adviser, or any of them.

        12.10. The Fund, the Distributor and the Adviser agree that the obligations assumed by GWL&A pursuant to this Agreement shall be limited in any case to GWL&A and its assets and neither the Fund, Distributor nor Adviser shall seek satisfaction of any such obligation from the shareholders of GWL&A, the directors, officers, employees or agents of GWL&A, or any of them, except to the extent permitted under this Agreement.

        12.11. No provision of this Agreement may be deemed or construed to modify or supersede any contractual rights, duties, or indemnifications, as between the Adviser and the Fund, and the Distributor and the Fund.

        12.12. None of the parties hereto shall be liable to the other for any and all losses, damages, costs, charges, counsel fees, payments, expenses or liability due to any failure, delay or interruption in performing its obligations under this Agreement, and without the fault or negligence of such party, due to causes or conditions beyond its control including, without limitation, labor disputes, strikes (whether legal or illegal), lock outs (whether legal or illegal), civil commotion, riots, war and war-like operations including acts of terrorism, embargoes, epidemics, invasion, rebellion, hostilities, insurrections, explosions, floods, unusually severe weather conditions, earthquakes, military power, sabotage, governmental regulations or controls, failure of power, fire or other casualty, accidents, national or local emergencies, boycotts, picketing, slow-downs, work stoppages, acts of God or natural disasters.

        IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as specified below.

                      GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

                      By its authorized officer,

                      By:______________________________
                      Title:
                      Date:

                      SCUDDER VARIABLE SERIES I

                      By its authorized officer,

                      By:______________________________
                      Title:
                      Date:



                      SCUDDER VARIABLE SERIES II

                      By its authorized officer,

                      By:____________________________
                      Title:
                      Date:



                      SCUDDER INVESTMENTS VIT FUNDS

                      By its authorized officer,

                      By:____________________________
                      Title:
                      Date:


                      DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC.

                      By its authorized officer,

                      By:____________________________
                      Title:
                      Date:



                      DEUTSCHE ASSET MANAGEMENT, INC.

                      By its authorized officer,

                      By:____________________________
                      Title:
                      Date:

                                   SCHEDULE A


Designated Portfolios.  Class A shares only.

A.      Scudder Variable Series I
        Capital Growth Portfolio
        Global Discovery Portfolio
        Growth and Income Portfolio
        Health Sciences Portfolio
        International Portfolio
        Bond Portfolio
        Money Market Portfolio

B.      Scudder Variable Series II
        Scudder Aggressive Growth Portfolio
        Scudder Blue Chip Portfolio
        Scudder Fixed Income Portfolio
        Scudder Global Blue Chip Portfolio
        Scudder Government & Agency Securities Portfolio Scudder High Income Portfolio Scudder International Select Equity Portfolio Scudder Large Cap Value Portfolio Scudder Money Market Portfolio Scudder Small Cap Growth Portfolio Scudder Strategic Income Portfolio Scudder Technology Growth Portfolio Scudder Total Return Portfolio SVS Dreman Financial Services Portfolio SVS Dreman High Return Equity Portfolio SVS Dreman Small Cap Value Portfolio


C.        Scudder Investments VIT Funds

        Scudder VIT Equity 500 Index Fund
        Scudder VIT Small Cap Index Fund
        Scudder Real Estate Securities Portfolio

                                   SCHEDULE B
                             Reports per Section 6.6

        With regard to the reports relating to the quarterly testing of compliance with the requirements of Section 817(h) and Subchapter M under the Internal Revenue Code (the "Code") and the regulations thereunder, the Fund shall provide within twenty (20) business days of the close of the calendar quarter a report to GWL&A in the Form B1 attached hereto and incorporated herein by reference, regarding the status under such sections of the Code of the Designated Portfolio(s), and if necessary, identification of any remedial action to be taken to remedy non-compliance.

        With regard to the reports relating to the year-end testing of compliance with the requirements of Subchapter M of the Code, referred to hereinafter as "RIC status," the Fund will provide the reports on the following basis: (i) the last quarter's quarterly reports can be supplied within the 20-day period, and (ii) a year-end report will be provided 45 business days after the end of the calendar year. However, if a problem with regard to RIC status, as defined below, is identified in the third quarter report, on a weekly basis, starting the first week of December, additional interim reports will be provided specially addressing the problems identified in the third quarter report. If any interim report memorializes the cure of the problem, subsequent interim reports will not be required.

        A problem with regard to RIC status is defined as any violation of the following standards, as referenced to the applicable sections of the Code:

        (a) Less than ninety percent of gross income is derived from sources of income specified in Section 851(b)(2);

        (b) Less than fifty percent of the value of total assets consists of assets specified in Section 851(b)(3)(A); and

        (c) No more than twenty-five percent of the value of total assets is invested in the securities of one issuer, as that requirement is set forth in Section 851(b)(3)(B).

                                     FORM B1
                            CERTIFICATE OF COMPLIANCE


For the quarter ended:
                       ---------------------------


        I, , a duly authorized officer, director or agent of Fund hereby swear and affirm that Fund is in compliance with all requirements of Section 817(h) and Subchapter M of the Internal Revenue Code (the "Code") and the regulations thereunder as required in the Fund Participation Agreement among Great-West Life & Annuity Insurance Company, and other than the exceptions discussed below:

Exceptions                                         Remedial Action

_________________________________             _______________________________

_________________________________             _______________________________

_________________________________             _______________________________

_________________________________             _______________________________

_________________________________             _______________________________

_________________________________             _______________________________

_________________________________             _______________________________

_________________________________             _______________________________

_________________________________             _______________________________






               If no exception to report, please indicate "None."


                           Signed this      day of        ,        .
                                       ----        -------  -------



                                        _____________________________________
                                        (Signature)

                                        By:__________________________________

                                        (Type or Print Name and Title/Position)

                                   SCHEDULE C

                                    EXPENSES

The Fund and/or the Distributor and/or Adviser, and GWL&A will coordinate the functions and pay the costs of completing these functions based upon an allocation of costs in the tables below. Costs shall be allocated to reflect the Fund's share of the total costs determined according to the number of pages of the Fund's respective portions of the documents.

------------------------- ---------------------- ---------------------- ------------------
Item                      Function               Party Responsible      Party
                                                 for Coordination       Responsible for
                                                                         Expense
------------------------- ---------------------- ---------------------- ------------------
------------------------- ---------------------- ---------------------- ------------------
Mutual Fund Prospectus    Printing of            GWL&A                  Fund,
                          prospectuses                                  Distributor or
                                                                        Adviser, as
                                                                        applicable
------------------------- ---------------------- ---------------------- ------------------
------------------------- ---------------------- ---------------------- ------------------
                          Fund, Distributor or   GWL&A                  Fund,
                          Adviser shall supply                          Distributor or
                          GWL&A with such                               Adviser, as
                          numbers of the                                applicable
                          Designated
                          Portfolio(s)
                          prospectus(es) as
                          GWL&A shall
                          reasonably request
------------------------- ---------------------- ---------------------- ------------------
------------------------- ---------------------- ---------------------- ------------------
                          Distribution to New    GWL&A                  GWL&A
                          and Inforce Contract
                          Owners
------------------------- ---------------------- ---------------------- ------------------
------------------------- ---------------------- ---------------------- ------------------
                          Distribution to        GWL&A                  GWL&A
                          Prospective Contract
                          Owners
------------------------- ---------------------- ---------------------- ------------------
------------------------- ---------------------- ---------------------- ------------------
                          Distribution to        GWL&A                  Fund,
                          Contract Owners in                            Distributor, or
                          connection with                               Adviser, as
                          initial rollout of                            applicable
                          Fund in connection
                          with the Contracts
------------------------- ---------------------- ---------------------- ------------------
------------------------- ---------------------- ---------------------- ------------------
Contract Prospectus       Printing for Inforce   GWL&A                  GWL&A
                          Contract Owners
------------------------- ---------------------- ---------------------- ------------------
------------------------- ---------------------- ---------------------- ------------------
                          Printing for           GWL&A                  GWL&A
                          Prospective Contract
                          Owners
------------------------- ---------------------- ---------------------- ------------------
------------------------- ---------------------- ---------------------- ------------------
                          Distribution to New    GWL&A                  GWL&A
                          and Inforce Contract
                          Owners
------------------------- ---------------------- ---------------------- ------------------
------------------------- ---------------------- ---------------------- ------------------
                          Distribution to        GWL&A                  GWL&A
                          Prospective Contract
                          Owners
------------------------- ---------------------- ---------------------- ------------------
------------------------- ---------------------- ---------------------- ------------------
Mutual Fund Prospectus    If Required by Fund,   Fund, Distributor or   Fund,
Update & Distribution     Distributor or         Adviser                Distributor or
                          Adviser                                       Adviser
------------------------- ---------------------- ---------------------- ------------------
------------------------- ---------------------- ---------------------- ------------------
                          If Required by GWL&A   GWL&A                  GWL&A
------------------------- ---------------------- ---------------------- ------------------
------------------------- ---------------------- ---------------------- ------------------
Contract Prospectus       If Required by Fund,   GWL&A                  Fund,
Update & Distribution     Distributor or                                Distributor or
                          Adviser                                       Adviser
------------------------- ---------------------- ---------------------- ------------------


------------------------- ---------------------- ---------------------- ------------------
Item                      Function               Party Responsible      Party
                                                 for Coordination       Responsible for
                                                                         Expense

------------------------- ---------------------- ---------------------- ------------------
                          If Required by GWL&A   GWL&A                  GWL&A
------------------------- ---------------------- ---------------------- ------------------
Mutual Fund SAI           Printing               Fund, Distributor or   Fund,
                                                 Adviser                Distributor or
                                                                         Adviser
------------------------- ---------------------- ---------------------- ------------------
                          Distribution           GWL&A                  GWL&A
------------------------- ---------------------- ---------------------- ------------------
Product SAI               Printing               GWL&A                  GWL&A
------------------------- ---------------------- ---------------------- ------------------
                          Distribution           GWL&A                  GWL&A
------------------------- ---------------------- ---------------------- ------------------
------------------------- ---------------------- ---------------------- ------------------
Item                      Function               Party Responsible      Party
                                                 for Coordination       Responsible for
                                                                         Expense
------------------------- ---------------------- ---------------------- ------------------
Proxy Material for        Printing if proxy      Fund, Distributor or   Fund,
Mutual Fund:              required by Law        Adviser                Distributor or
                                                                         Adviser
------------------------- ---------------------- ---------------------- ------------------
                          Distribution           GWL&A                  Fund,
                          (including labor) if                          Distributor or
                          proxy required by Law                         Adviser
------------------------- ---------------------- ---------------------- ------------------
                          Printing &             GWL&A                  GWL&A
                          distribution if
                          required by GWL&A
========================= ====================== ====================== ==================
------------------------- ---------------------- ---------------------- ------------------
Item                      Function               Party Responsible      Party
                                                 for Coordination       Responsible for
                                                                         Expense
------------------------- ---------------------- ---------------------- ------------------
Mutual Fund Annual &      Printing of combined   GWL&A                  Fund,
Semi-Annual Report        reports                                       Distributor or
                                                                         Adviser
------------------------- ---------------------- ---------------------- ------------------
                          Distribution           GWL&A                  GWL&A
------------------------- ---------------------- ---------------------- ------------------
Other communication to    If Required by the     GWL&A                  Fund,
New and Prospective       Fund, Distributor or                          Distributor or
clients                   Adviser                                       Adviser
------------------------- ---------------------- ---------------------- ------------------
                          If Required by GWL&A   GWL&A                  GWL&A
------------------------- ---------------------- ---------------------- ------------------
Item                      Function               Party Responsible for  Party
                                                 Coordination           Responsible for
                                                                         Expense
------------------------- ---------------------- ---------------------- ------------------
Other communication to    Distribution           GWL&A                  Fund,
Inforce                   (including labor and                          Distributor or
                          printing) if Adviser required by the Fund, Distributor
                          or Adviser
------------------------- ---------------------- ---------------------- ------------------
                          Distribution           GWL&A                  GWL&A
                          (including labor and
                          printing)if required
                          by GWL&A
========================= ====================== ====================== ==================





------------------------- ---------------------- ---------------------- ------------------
Item                      Function               Party Responsible      Party
                                                 for Coordination       Responsible for
                                                                         Expense
------------------------- ---------------------- ---------------------- ------------------
Errors in Share Price     Cost of error to       GWL&A                  Fund or Adviser
calculation pursuant to   Contract
Section 1.8               Owners/participants
------------------------- ---------------------- ---------------------- ------------------
                          Cost of                GWL&A                  Fund or Adviser
                          administrative work
                          to correct error
------------------------- ---------------------- ---------------------- ------------------
Operations of the Fund    All operations and     Fund, Distributor or   Fund or Adviser
                          related expenses,      Adviser
                          including the cost
                          of registration and
                          qualification of
                          shares, taxes on the
                          issuance or transfer
                          of shares, cost of
                          management of the
                          business affairs of
                          the Fund, and
                          expenses paid or
                          assumed by the fund
                          pursuant to any Rule
                          12b-1 plan
------------------------- ---------------------- ---------------------- ------------------
Operations of the         Federal registration   GWL&A                  GWL&A
Account                   of units of separate
                          account (24f-2 fees)
------------------------- ---------------------- ---------------------- ------------------

                                   SCHEDULE D

                             ADMINISTRATIVE SERVICES


A. GWL&A, or an affiliate, will provide the properly registered and licensed personnel and systems needed for all customer servicing and support - for both Designated Portfolio and life insurance information and questions - including:

        responding to Contract Owner inquiries;
        delivery of prospectus - Designated Portfolio(s);
        entry of initial and subsequent orders;
        transfer of cash to GWL&A and/or Designated Portfolio(s);
        explanations of Designated Portfolio objectives and characteristics; entry of transfers between funds;
        Designated Portfolio balance and allocation inquiries;
        mail Designated Portfolio prospectus.

B. GWL&A, or an affiliate, will communicate all purchase, withdrawal, and exchange orders it receives from its customers to each Designated Portfolio.

                           ADMINISTRATIVE SERVICE FEE

For the services, GWL&A or its affiliate shall receive from the Adviser a fee of
0.25 of 1% per annum of the average aggregate daily net asset value of shares of the Designated Portfolio(s) held in the Account payable by the Adviser directly to GWL&A or its affiliate. Such fee shall be paid in arrears quarterly. Each quarter's fee shall be determined based on assets in the Account during the quarter and each quarterly fee will be independent of every other quarterly fee. Such fee shall be due and payable automatically within 30 (thirty) days after the last day of the quarter to which such payment relates. In the event such fee is not paid by such time, interest, in addition to the amount due, at the rate of six (6)% annually (or 1/2 of one (1) percent per month outstanding pro rated for any applicable period if less than one year) shall be payable and owed until payment is made.

The Adviser will calculate the asset balance for each day on which the fee is to be paid pursuant to this Agreement with respect to each applicable portfolio of the Fund. GWL&A shall have the right to reasonably audit the preparation of such calculation.

The administrative service fee described herein shall remain payable and due so long as there remain any assets held in the account invested in the Fund, regardless of any termination of the Agreement, but in the case of a termination, only for the period of one (1) year after such termination. The Adviser may modify the rate of the administrative service fee only with 120 days' written notice to GWL&A prior to the end of any calendar year, with any such revised rate becoming effective as of the 1st of January following any such calendar year.

                                   SCHEDULE E

                 MARKET TIMING AND EXCESSIVE TRADING PROCEDURES

GWL&A has adopted the following procedures to handle Contract Owners identified by fund companies as market timers or excessive traders.

1. Upon request of a fund company that suspects a Contract Owner is market timing or trading excessively ("abusive trading") in its fund, GWL&A will provide a report of the suspected abusive trading to the fund company and request its determination as to whether such activity constitutes abusive trading according to that fund company's definition of such.
2. If the fund company determines that such activity does constitute abusive trading, we will contact the Contract Owners involved. The Contract Owner will be contacted in writing requesting that he/she stop such abusive trading.
3. We will then provide a report of the Contract Owner's trading activity in that fund to the fund company.

4. Should the fund company determine that the Contract Owner has continued abusive trading, and if the fund involved requests us to do so, GWL&A will implement one of the four trading restrictions identified below. The four possible trading restrictions are: (1) restrict the Contract Owner to inquiry-only access for the web and voice response unit so that the Contract Owner will only be allowed to trade by written request mailed to GWL&A through U.S. mail; the Contract Owner will not be permitted to trade via the web, voice response unit, call center, fax or overnight mail. A restricted Contract Owner may petition GWL&A to lift the restriction by signing, dating and returning an acknowledgement form to GWL&A once the restriction has been in place for six (6) months; (2) close the fund(s) to all new monies, including contributions and transfers in, of the Contract Owner; (3) restrict the Contract Owner to one purchase in the applicable fund(s) per ninety (90) day period; or (4) remove the fund(s) as an investment option for and convert all allocations in that fund(s) to a different investment option.